PMFM, Inc.
                                 Code of Ethics
                         (last updated February 1, 2005)

         The following Code of Ethics has been adopted by PMFM, Inc. (the "Advisor"), a registered investment advisor and a Georgia corporation. The Advisor provides investment advisory services for the series of shares (each a "Fund") of the PMFM Investment Trust ("Trust"). The Advisor also provides investment advisory services for separate account clients.

         This Code of Ethics is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined below) of the Advisor reflect high standards and comply with the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Section 17(j) of the Investment Company Act of 1940 (the "Investment Company Act") and Rule 17j-1 thereunder.

I.       Definitions

         A. "Access Person" means any director, trustee, officer, general partner, managing member, or Advisory Person (as defined below) of the Advisor.

         B. "Advisory Person" means (1) any employee of the Advisor (or of any company in a control relationship to the Advisor) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in this Code of Ethics) by Clients (as defined below), or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Advisor who obtains information concerning recommendations made to Clients with regard to the purchase or sale of a security. This term includes any Portfolio Manager or Investment Personnel (as defined below). A person is not an Advisory Person (or an Access Person) simply by virtue of the following:

                 (1) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or

                 (2) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

         C. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which generally speaking, encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect "pecuniary interest" (i.e., some economic benefit) from the ownership of a security. It also includes securities held by members of a person's immediate family sharing the same household; provided, however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

         D. "Client" means each investment advisory client of the Advisor including, without limitation, the Fund.

         E. "Compliance Officer" means, with respect to the Advisor, the Advisor's chief compliance officer (Jud Doherty). The Compliance Officer shall: (a) approve transactions, receive reports and otherwise monitor compliance with this Code of Ethics and the Trust's Code of Ethics, as herein after defined, with respect to all Access Persons; (b) report at least quarterly to the Review Officer all violations of this Code of Ethics or the Trust's Code of Ethics that occurred during the past quarter; (c) report at least annually to the Board of Trustees the information listed in Section VI.D. below; and (d) perform such other duties as set forth herein.

         F.       "Control"  shall  have the same  meaning  as that set forth in
                  Section 2(a)(9) of the Investment Company Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 percent of the voting securities of any company shall be presumed not to control such company.

         G. "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, and generally includes all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (i.e., a derivative). The term Covered Security also includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security. A Covered Security does not include: (a) direct obligations of the Government of the United States, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies, or (d) such other securities as may be excepted under the provisions of Rule 17j-1.

         H. "Investment Personnel" means: (1) any employee of the Advisor (or any company in a control relationship to the Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by Clients (including, without limitation, any Portfolio Manager (defined below)); and (2) any natural person who controls the Advisor and who obtains information concerning recommendations made to Clients regarding the purchase or sale of securities.

         I. "Non-Covered Security" shall mean those securities not included in the definition of Covered Securities, such as: (a) direct obligations of the Government of the United States, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies, other than PMFM Mutual Funds or (d) other securities as may be excepted under the provisions of Rule 17j-1

         J. "PMFM Mutual Fund" means any registered open-end investment company managed by the Advisor or any affiliate of the Advisor.

         K. "Portfolio Manager" means an employee of the Advisor who is primarily responsible for the day-to-day management of Client portfolios.

         L. "Purchase or sale" for purposes of this Code of Ethics and each Appendix thereto includes, among other things, the writing of an option to purchase or sell a security.

         M. "Review Officer" means the Trust Review Officer with respect to the Trust's Code of Ethics.

         N. "Trust's Code of Ethics" means that certain code of ethics of the Trust, as amended from time to time.

         O. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         P. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

         Q. A "security held or to be acquired" means: (1) any security which, within the most recent 15 days: (a) is or has been held by a Client; or (b) is or has been considered by the Advisor for purchase by a Client; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (1) above.

II.      Legal Requirement

         Rule 17j-l under the Investment Company Act makes it unlawful for the Advisor, as investment advisor of the Fund, or any affiliated person of the Advisor in connection with the purchase and sale by such person of a security held or to be acquired by the Fund:

         A.       To employ any device, scheme or artifice to defraud the Fund;

         B. To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         C. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

         D. To engage in any manipulative practice with respect to the Fund.

         To assure compliance with these restrictions, the Advisor adopts and agrees to be governed by the provisions contained in this Code of Ethics.

III.     General Principles

         The Advisor and each of its Access Persons shall be governed by the following principles:

         A. The interests of Clients are paramount and come before the interests of any Access Person or employee of the Advisor;

         B. No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-l set forth above or Rule 204A-1;

         C. Personal investing activities of all Access Persons shall be conducted consistent with the Code of Ethics and in a manner that shall avoid actual or potential conflicts of interest with Clients or any abuse of an individual's position of trust and responsibility; and

         D.       Investment  Personnel  shall  not use such  positions,  or any
                  investment   opportunities   presented   by   virtue  of  such
                  positions, to the detriment of Clients.

         E. Directors, officers, and employees of the Advisor shall comply with applicable federal securities laws.

IV.      Substantive Restrictions

         A. Blackout Periods. The price paid or received by any Client for any investment should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:

                  (1) No Access Person shall enter an order for the purchase or sale of a Covered Security on the day during which a Client has a pending buy or sell order in that same security until after the Client's order is executed or withdrawn; and

                  (2) A Portfolio Manager of the Advisor may not buy or sell a Covered Security within 1 business day before or after a Client trades in the security, unless the Applicable Review Officer determines that it is clear that, in view of the nature of the investment and the market for such investment, the order will not affect the price paid or received by the Client.

                  The following is an exemption from the Blackout Periods:

                  Same Day Trade Exemption. If any Access Person (including Investment Personnel) requests to make a trade in the same Covered Security on the same day through the same broker as a Client's account, the trade may be made as part of an aggregated block trade with the Client's account through the broker. Broker-specific blocks will be placed by the trader in a rotating sequence so that, over time, no group of Clients is disadvantaged by the timing of the executions. If the entire aggregated block order is not filled, then the trader will allocate the fills on a pro rata basis with Access Person accounts the first to receive no securities. When such trades are completed, the prices for each broker-specific block of trades will be separately averaged, and all accounts that traded through a particular broker will receive the same price. Commissions will be charged to each account in accordance with the broker's policy; provided, however, that if the entire block receives a single commission then the commission shall be apportioned pro rata among all participating accounts.

         B. Disclosure of Interested Transactions. No Access Person shall recommend any transactions with respect to a Covered Security by any Client without first disclosing his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation:

                  (1) any direct or indirect Beneficial Ownership of any Covered Securities of such issuer;

                  (2) any contemplated transaction by such Access Person in such Covered Securities;

                  (3)      any   position   with  the  issuer  of  the   Covered
                           Securities or its affiliates; and

                  (4) any present or proposed business relationship between the issuer of the Covered Securities or its affiliates and such Access Person or any entity in which such Access Person has a significant interest.

         C. Initial Public Offerings ("IPOs"). No Investment Personnel shall acquire, directly or indirectly, any Beneficial Ownership in any IPO with respect to any security without first obtaining prior approval of the Compliance Officer, which Compliance Officer: (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel's activities on behalf of the Fund or any other Client); and (b) has concluded, after consultation with other Investment Personnel of the Trust or the Fund (who have no personal interest in the issuer involved in the IPO) and the applicable Portfolio Managers for any applicable Client account, that no Client account has a foreseeable interest in purchasing such security. Records of such approvals by the Compliance Officer and the reasons supporting those decisions must be kept as required in Section VIII.

         D. Limited Offerings. No Investment Personnel shall acquire, directly or indirectly, Beneficial Ownership of any security in a Limited Offering without first obtaining the prior written approval of the applicable Compliance Officer of the Advisor, which Compliance Officer: (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel's activities on behalf of the Fund or any other Client); and (b) has concluded, after consultation with other Investment Personnel of the Trust or the Fund (who have no personal interest in the issuer involved in the IPO) and the applicable Portfolio Managers for any applicable Client account, that no Client account has a foreseeable interest in purchasing such security. Records of such approvals by the Compliance Officer and the reasons supporting those decisions must be kept as required in Section VIII.

         E. Acceptance of Gifts. Investment Personnel may not accept gifts of more than a de minimis value (currently $100 or less) from any entity doing business with or on behalf of the Trust, the Fund or the Advisor, unless pre-approved by the Compliance Officer.

         F. Service on Boards. Investment Personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

         G. Short Term Trades. No Investment Personnel may profit from the purchase and sale or sale and purchase of any security within a 60 calendar day period, unless the purchase and sale was authorized by the Compliance Officer.

         H. Exemptions. The restrictions of this Section IV shall not apply to the following transactions unless the Compliance Officer determines that such transactions violate the provisions of Section III of this Code of Ethics:

                  (1) purchases, sales or other transactions effected in any account over which such person has no direct or indirect influence or control;

                  (2) purchases that are part of an automatic dividend reinvestment plan;

                  (3) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                  (4) any equity securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if:

                           (a) the Access Person has no prior knowledge of activity in such security by any Client; and

                           (b) the issuer is listed on the New York Stock Exchange or has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion (or a corresponding market capitalization in foreign markets); and

                  (5) any fixed income securities transactions, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities by any Client.

         I.       Case by Case Exemptions.

                  Because no written policy can provide for every possible contingency, the Compliance Officer may, in his or her sole discretion, grant exemptions from the restrictions on trading set forth in this Section IV in response to prior written requests on a case-by-case basis. Exceptions will only be granted in those cases in which the Compliance Officer determines that granting the request for the proposed transaction does not create a conflict of interest or violate the principles of this Code of Ethics. The Compliance Officer shall maintain a written record of any case-by-case exemption so granted.

V.       Procedures

         A. Reporting. In order to provide the Advisor with information to enable it to determine with reasonable assurance whether the provisions of Rule 204A-1 and Rule 17j-1 are being observed by its Access Persons, each Access Person of the Advisor shall submit the following reports in the forms or substantially similar to the forms attached hereto as Exhibits A1-A4 to the Compliance Officer (or his or her delegate) showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership except for exempt transactions listed in
                  Section IV.H.(1) above:

                  (1) Initial Holdings Report. On the form provided in Exhibit A-1 (or similar form) every Access Person must report to the Compliance Officer no later than 10 days after that person becomes an Access Person, the following information:

                           (a) the title, number of shares and principal amount of each Covered Security, PMFM Mutual Fund or exchange traded fund ("ETF") in which the  Access  Person  had any direct or
                                    indirect   Beneficial   Ownership  when  the
                                    person became an Access Person;

                           (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities, including Covered Securities, held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                           (c) the date that the report is submitted by the Access Person.

                           The information in the Initial Holdings Report must be current as of a date within 45 days before the date the report is submitted.

                  (2) Quarterly Reports. Quarterly securities transaction reports, on each of the forms provided in Exhibits A-2 and A-3 (or similar forms) shall be made by every Access Person no later than 30 days after the end of each calendar quarter. No such periodic report needs to be made if the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Advisers Act, or information contained in broker trade confirmations or account statements received by the Compliance Officer no later than 10 days after the end of each calendar quarter and/or information contained in the Advisor's records. The forms shall contain the following information:

                           (a) with respect to any transaction during the quarter in a Covered Security, PMFM Mutual Fund or ETF in which the Access Person has a direct or indirect Beneficial Ownership, the following information is required to be provided on the form in Exhibit A-2 (or similar form):

                                    (i)     the  date  of the  transaction,  the
                                            title of the  securities  (symbol or
                                            CUSIP),   the   interest   rate  and
                                            maturity date (if  applicable),  the
                                            number of shares,  and the principal
                                            amount of each  Covered  Security or
                                            ETF in which the  Access  Person had
                                            any  direct or  indirect  Beneficial
                                            Ownership;

                                    (ii)    the nature of the transaction (i.e.,
                                            purchase,  sale or any other type of
                                            acquisition or disposition);

                                    (iii)   the price of the  Covered  Security,
                                            PMFM Mutual Fund or ETF at which the
                                            transaction was effected;

                                    (iv)    the name of the broker,  dealer,  or
                                            bank  with  or   through   whom  the
                                            transaction was effected;

                                    (v)     the   date   that  the   report   is
                                            submitted by the Access Person; and

                           (b) with respect to any new account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person, the following information is required to be provided on the form in Exhibit C (or similar form):

                                    (i)     the name of the  broker,  dealer  or
                                            bank  with  whom the  Access  Person
                                            established the account;

                                    (ii)    the    date    the    account    was
                                            established; and

                                    (iii)   the date the report is  submitted by
                                            the Access Person.

                  (3) Annual Reports. Every Access Person must annually report to the Compliance Officer on the form provided in Exhibit A-4 (or similar form), no later than 45 days after the end of each calendar year, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

                           (a) the title, number of shares and principal amount of each Covered Security, PMFM Mutual Fund or ETF in which the Access Person had any direct or indirect Beneficial Ownership;

                           (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities, including Covered Securities, PMFM Mutual Funds, or ETFs, are held for the direct or indirect benefit of the Access Person; and

                           (c) the date that the report is submitted by the Access Person.

         B. Duplicate Copies. Each Access Person, with respect to each brokerage account in which such Access Person has any beneficial interest shall arrange that the broker shall mail directly to the Compliance Officer at the same time they are mailed or furnished to such Access Person:

                           (a)      duplicate   copies  of  the  broker's  trade
                                    confirmation covering each transaction in securities in such account; and

                           (b) copies of periodic statements with respect to the account;

                           (c) provided, however, that such duplicate copies need not be filed for transactions involving Non-Covered Securities except ETFs.

                  A Form of Brokerage Letter is attached to this Code of Ethics as Exhibit A-5. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to an Access Person, such Access Person is required to complete and send a brokerage letter similar to Exhibit E annually to each brokerage maintaining an account on behalf of the Access Person.

                  These requirements in this Section V.B. may be waived by the Compliance Officer in certain situations when the Compliance Officer determines that duplicate copies are unnecessary.

         C. Notification; Annual Certification. The Compliance Officer (or his or her delegate) shall notify each Access Person of the Advisor who may be required to make reports pursuant to this Code of Ethics, that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person. The Compliance Officer shall annually obtain written assurances by signing the Policies and Procedures Acknowledgement Form from each Access Person that he or she is aware of his or her obligations under this Code of Ethics and has complied with the Code of Ethics and with its reporting requirements.

         D. Disclaimer of Beneficial Ownership. Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

VI.      Review and Enforcement

         A. Review.

                  (1) The Compliance Officer (or his or her delegate) shall from time to time review the reported personal securities transactions of Access Persons for compliance with the requirements of this Code of Ethics.

                  (2) If the Compliance Officer (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Compliance Officer (or his or her delegate) may give such person an opportunity to supply additional information regarding the matter in question.

                  (3) Notwithstanding (1) and (2) above, the Advisor's President (or his or her delegate) shall review reports and trading activity of the Compliance Officer under the terms of this Code of Ethics.

         B.       Enforcement.

                  (1) If any violation of this Code of Ethics is determined to have occurred, the Compliance Officer (or the Board of Directors of the Adviser, if they so choose) may impose sanctions and take such other actions as he or she deems appropriate, including, among other things, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Fund for the benefit of its shareholders or given to a charity, as the Compliance Officer (or Board of Directors of the Adviser) shall determine is appropriate.

                  (2) If the Compliance Officer (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation and any enforcement action taken to the President and the Board of Directors of the Advisor and, if it involves the Trust or Fund, to either the Trust's Review Officer or the Chairman of the Trust's Board of Trustees.

                  (3) No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.

         C. Reporting to the Trust's Review Officer. At least quarterly, the Compliance Officer (or his or her delegate) shall furnish the Trust's Review Officer with a report with respect to any violations of this Code of Ethics or the Trust's Code of Ethics involving the Trust or Fund, any procedures or sanctions imposed in response to the violations and such other information as may be requested by the Trust's Review Officer.

         D. Reporting to Board. At least annually, the Advisor shall furnish to the Trust's Board of Trustees a written report that:

                  (1) Describes any issues arising under the Code of Ethics or procedures since the last report to the Trust's Board of Trustees relating to the Trust or the Fund, including, but not limited to, information about any violations of the Code of Ethics or procedures and sanctions imposed in response to the violations; and

                  (2) Certifies that the Advisor has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

VII.     Insider Trading Policies

                  The purpose of the policies and procedures in this Section VII (the "Insider Trading Policies") is to detect and prevent "insider trading" by any person associated with the Advisor. The term "insider trading" is not defined in the securities laws, but generally refers to the use of material, non-public information to trade in securities or the communication of material, non-public information to others.

         A.       General Policy.

                  (1)      Prohibited Activities.

                                    All officers, directors and employees of the
                           Advisor, including contract, temporary, or part-time personnel, or any other person associated with the Advisor, are prohibited from the following activities:

                                                              (a)   trading   or
                                    recommending trading in  securities  for any
                                    account  (personal  or  client)   while   in
                                    possession      of    material,   non-public
                                    information   about   the   issuer   of  the
                                    securities; or
                                                              (b)  communicating
                                    material, non-public   information about the
                                   issuer of any securities to any other person.

                                    The activities  described above are not only
                           violations of these Insider Trading Policies, but also may be violations of applicable law.

                  (2)      Reporting of Material, Non-Public Information.

                           All officers, interested directors and employees who possess or believe that they may possess material, non-public information about any issuer of securities must report the matter immediately to the Compliance Officer. The Compliance Officer will review the matter and provide further instructions regarding appropriate handling of the information to the reporting individual.

         B. Material Information, Non-Public Information, Insider Trading and Insiders.

                  (1) Material  Information.  "Material  information"  generally includes:

                           (a) any information that a reasonable investor would likely consider important in making his or her investment decision; or

                           (b) any information that is reasonably certain to have a substantial effect on the price of a company's securities.

                           Examples of material information include the following: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

                  (2) Non-Public Information. Information is "non-public" until it has been effectively communicated to the market and the market has had time to "absorb" the information. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

                  (3) Insider Trading. While the law concerning "insider trading" is not static, it generally prohibits: (1) trading by an insider while in possession of material, non-public information; (2) trading by non-insiders while in possession of material, non-public information, where the information was either disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; and (3) communicating material, non-public information to others.

                  (4) Insiders. The concept of "insider" is broad, and includes all employees of a company. In addition, any person may be a temporary insider if she/he enters into a special, confidential relationship with a company in the conduct of a company's affairs and as a result has access to information solely for the company's purposes. Any person associated with the Advisor may become a temporary insider for a company it advises or for which it performs other services. Temporary insiders may also include the following: a company's attorneys, accountants, consultants, bank lending officers and the employees of such organizations.

         C. Penalties for Insider Trading.

                  The legal consequences for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties may include:

                  o        civil injunctions

                  o        jail sentences

                  o revocation of applicable securities-related registrations and licenses

                  o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

                  o fines for the employee or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

                  In addition, management will impose serious sanctions on any person who violates the Insider Trading Policies. These sanctions may include suspension or dismissal of the person or persons involved.

VIII.    Records

         The Advisor shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or the Trust's Board of Trustees.

         A. A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

         B. A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

         C. A copy of each report made pursuant to this Code of Ethics by an Access Person, including any information provided in lieu of reports, shall be preserved by the Advisor for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

         D. A list of all persons who are, or within the past five years have been, Access Persons required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

         E. A copy of each report under Section V.C of this Code of Ethics to the Trust's Board of Trustees shall be preserved by the Advisor for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

         F. The Advisor shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Section IV.C and D of this Code of Ethics for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

         G. The Advisor shall distribute copies of this Code of Ethics, and any material amendments thereto, to all of its officers, directors and employees, and shall obtain from such persons a written certification of receipt and review of such Code of Ethics or material amendment using the form attached as Exhibit A-6. A copy of such certifications shall be maintained for five years from the date of the certification.

         H. Any other information as may be required by Rule 204A-1 or Rule 17j-1(f).

IX.      Exemption for Disinterested Directors and Trustees of Advisor

         Notwithstanding anything to the contrary herein, no disinterested director or trustee of the Advisor need comply with the restrictions of Section IV, the reporting requirements under Section V nor the insider trading policies under Section VII, unless the disinterested director or trustee knew at the time of the transaction, or in the ordinary course of fulfilling his/her official duties as director or trustee, or should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such other period prescribed by applicable law) that a Covered Security was purchased or sold, or was being considered for purchase or sale, by any Fund. For purposes hereof, the term "disinterested director or trustee" shall mean a director or trustee who has no ownership interest in the Advisor (or any company in a control relationship thereto).

X.       Confidentiality

         All reports of securities transactions and any other information filed with the Advisor pursuant to this Code of Ethics, shall be treated as confidential, except that the same may be disclosed to the Advisor's officers, Board of Directors, and legal counsel, to employees of the Advisor on an as needed basis as determined by the Compliance Officer or the Advisor's President, to the Trust's Board of Trustees and legal counsel, to any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

XI.      Amendment

         The Board of Directors of the Advisor may from time to time amend this Code of Ethics, and/or adopt such interpretations of this Code of Ethics as it deems appropriate provided, however, the Trust's Board of Trustees, including a majority of the Disinterested Trustees (as defined in the Trust's Code of Ethics) must approve any material change to this Code of Ethics within six (6) months after adoption of the material change to this Code of Ethics.

                                   EXHIBIT A-1
                                   -----------

                                   PMFM, Inc.

                             Initial Holdings Report





To the Compliance Officer:

         As of the below date, I held positions in the securities listed below (including, without limitation, securities listed on the sheets attached hereto) in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

------------------------------------ ------------ -------------- ------------------------------------------------
                                                                                Broker/Dealer or
                                       No. of       Principal                      Bank Where
     Security or Account name*         Shares        Amount                      Account is Held
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

* All accounts must be listed (including accounts with Non-Covered Securities), plus Covered Securities and ETFs.

         This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:  ____________________________        Signature:  _________________________

                                           Print Name: _________________________

                                   EXHIBIT A-2
                                   -----------

                                   PMFM, Inc.

                          Securities Transaction Report





For the Calendar Quarter Ended: ________________________
                                  (mo./day/yr.)

To the Compliance Officer:

         During the quarter referred to above, the transactions listed below (including, without limitation, securities listed on the sheets attached hereto) were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------
            Security                   Date of         No. of         Principal         Nature of         Price         Broker/
                                                                                                          -----
                                                                                                                       Dealer or
(including Ticker Name or CUSIP,                                                       Transaction                   Bank Through
 or interest and maturity date,                                       Amount of         (Purchase,                       Whom
             if any)                 Transaction       Shares        Transaction       Sale, Other)                    Effected
---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------

---------------------------------- ----------------- ------------ ------------------ ----------------- ------------ ----------------


         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:  ____________________________        Signature:  _________________________

                                           Print Name: _________________________

                                   EXHIBIT A-3
                                   -----------

                                   PMFM, Inc.

                          Account Establishment Report





     For the Calendar Quarter Ended: ______________________
                                         (mo./day/yr.)

To the Compliance Officer:

         During the quarter referred to above, the accounts listed below (including, without limitation, accounts listed on the sheets attached hereto) were established for securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and is required to be reported pursuant to the Code of Ethics:



----------------------------------------------------- ----------------------
                  Broker/Dealer or                            Date
                     Bank Where
                    Account Was                            Account Was
                    Established                            Established
----------------------------------------------------- ----------------------


----------------------------------------------------- ----------------------


----------------------------------------------------- ----------------------


----------------------------------------------------- ----------------------


----------------------------------------------------- ----------------------


----------------------------------------------------- ----------------------




Date:  ____________________________         Signature: _________________________

                                            Print Name:________________________

                                   EXHIBIT A-4
                                   -----------

                                   PMFM, Inc.

                             Annual Holdings Report





To the Compliance Officer:

         As of December 31, ______, I held the securities positions listed below (including, without limitation, securities positions listed on the sheets attached hereto) in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

------------------------------------ ------------ -------------- ------------------------------------------------
     Account name or Security          No. of       Principal                   Broker/Dealer or
                                                                                   Bank Where
(including Ticker Symbol or CUSIP)*    Shares        Amount                      Account is Held
------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

------------------------------------ ------------ -------------- ------------------------------------------------

* All accounts must be listed (including accounts with Non-Covered Securities), plus Covered Securities and ETFs in all accounts.



         This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:  ______________________________

Signature:  _________________________

Print Name: _________________________

                                   EXHIBIT A-5
                                   -----------

                                   PMFM, Inc.


                            Form of Brokerage Letter





[Date] [Broker Name]
[Address]


RE:      Account No. __________________________


         Account Name ________________________








Dear [Name]





As of [Date], please send to [ ], a duplicate confirmation of each transaction in the above-named account and the monthly brokerage account statement for the above-named account.






Please mail the confirmations and account statements to:


                           [  ]
                           [  ]
                           [  ]
                           Attention: Compliance Officer





Thank you for your prompt attention to this matter.


Sincerely,




[Name]


cc: Compliance Officer

                                   EXHIBIT A-6
                                   -----------

                                   PMFM, Inc.


               Form of certification of receipt of code of ethics





         The undersigned, __________________________, hereby certifies that I have received and reviewed the Code of Ethics of PMFM, Inc. dated February 1, 2005 (the "Code"). [For material amendments: I further hereby certify that I have received and reviewed the amendment to the Code dated [Date].











                                                   _____________________________
                                                   [Name]